AGREEMENT AND PLAN OF REORGANIZATION


                                   dated as of

                                 August 30, 2000


                                      among

                           COMSTOCK COAL COMPANY, INC.

                                       and

                           COMSTOCK ACQUISITION CORP.
           (a wholly-owned subsidiary of Comstock Coal Company, Inc.)

                                       and

                          TELKONET COMMUNICATIONS, INC.


                ------------------------------------------------

                                    SCHEDULES
                                    ---------


Schedule 5.01     Telkonet Organization

Schedule 5.03     Telkonet Articles of Incorporation, Bylaws and Minutes

Schedule 5.05     Telkonet Affiliates

Schedule 5.08     Telkonet Financial Statements

Schedule 5.09     Telkonet Adverse Changes

Schedule 5.16     Telkonet Intellectual Property

Schedule 5.18     Telkonet Contracts

Schedule 6.04     Comstock and CAC Articles of Incorporation, By-Laws and
                  Minutes

Schedule 6.04 Comstock and Comstock Acquisition Corp. Articles of Incorporation, By-Laws and Minutes

Schedule 6.09     Comstock Financial Statements

Schedule 6.13     Comstock Taxes

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS
                                -----------------
                                                                        Page No.

ARTICLE I .................................................................    1
  DEFINITIONS .............................................................    1
           Section 1.01. "Telkonet Common Stock" ..........................    1
           Section 1.02. "Comstock Common Stock" ..........................    1
           Section 1.03. "Telkonet Certificate" ...........................    1
           Section 1.04. "SEC" ............................................    1
           Section 1.05. "Dissenting Shareholders .........................    2
           Section 1.06. "Effective Date" .................................    2
           Section 1.07. "Exchange Act" ...................................    2
           Section 1.08. "Exchange Agent" .................................    2
           Section 1.09. "GAAP" ...........................................    2
           Section 1.10. "Mailing Date" ...................................    2
           Section 1.11. "Merger" .........................................    2
           Section 1.12. "Subscription Agreement" .........................    2
           Section 1.13. "Securities Act" .................................    2
           Section 1.14. "Subsidiary's Common Stock" ......................    2
           Section 1.15. "Surviving Corporation" ..........................    2
ARTICLE II ................................................................    3
  MERGER OF CAC INTO TELKONET .............................................    3
           Section 2.01. Surviving Corporation ............................    3
ARTICLE III ...............................................................    3
  ARTICLES OF INCORPORATION, BY-LAWS, DIRECTORS AND
           OFFICERS .......................................................    3
           Section 3.01. Articles of Incorporation ........................    3
           Section 3.02. By-Laws ..........................................    3
           Section 3.03. Directors and Officers ...........................    3
           Section 3.04. Indemnification ..................................    4
ARTICLE IV ................................................................    4
  CONVERSION AND EXCHANGE OF SHARES .......................................    4
           Section 4.01. Conversion of Shares .............................    4
           Section 4.02. Exchange of Certificates .........................    6
           Section 4.03. Comstock Common Stock ............................    7
           Section 4.04. No Further Transfers .............................    7
           Section 4.05. Legended Certificates ............................    7
ARTICLE V .................................................................    7
  REPRESENTATIONS AND WARRANTIES OF TELKONET ..............................    7
           Section 5.01. Organization and Capitalization of Telkonet ......    7
           Section 5.02. Power and Authority ..............................    8
           Section 5.03. Articles of Incorporation, By-laws and
                         Minutes of Telkonet ..............................    8
           Section 5.04. Authority for Agreement ..........................    8
           Section 5.05. Affiliates .......................................    8
           Section 5.06. No Violation to Result ...........................    9
           Section 5.07. No Existing Defaults .............................    9
           Section 5.08. Financial Statements .............................    9
           Section 5.09. No Adverse Changes ...............................   10
           Section 5.10. Telkonet Employee Plans and Agreements ...........   10
           Section 5.11. Full Disclosure ..................................   11

           Section 5.12. Taxes ............................................   11
           Section 5.13. Condition of Assets ..............................   13
           Section 5.14. Title to Assets ..................................   13
           Section 5.15. Intellectual Property ............................   13
           Section 5.16. Interested Party Transactions ....................   15
           Section 5.17. Brokers ..........................................   15
           Section 5.18. Contracts ........................................   16
           Section 5.19. Litigation .......................................   17
           Section 5.20. Compliance with Laws .............................   17
           Section 5.21. Licenses, Permits and Approvals ..................   17
           Section 5.22. Survival of Representations and Warranties of
                         Telkonet .........................................   18
ARTICLE VI ................................................................   18
  REPRESENTATIONS AND WARRANTIES OF
           COMSTOCK AND CAC ...............................................   18
           Section 6.01. Organization and Capitalization of Comstock ......   18
           Section 6.02. Organization and Capitalization of CAC ...........   18
           Section 6.03. Power and Authority ..............................   19
           Section 6.04. Certificates of Incorporation, By-Laws and
                         Minutes of Comstock and CAC ......................   19
           Section 6.05. Authority for Agreement ..........................   19
           Section 6.06. Subscription Agreements ..........................   19
           Section 6.07. No Violation to Result ...........................   20
           Section 6.08. No Existing Defaults .............................   20
           Section 6.09. Financial Statements .............................   21
           Section 6.10. SEC Filings ......................................   21
           Section 6.11. No Adverse Changes ...............................   22
           Section 6.12. Full Disclosure ..................................   22
           Section 6.13. Taxes ............................................   22
           Section 6.14. Litigation .......................................   23
           Section 6.15. Compliance with Laws .............................   23
           Section 6.16. Insurance ........................................   24
           Section 6.17. Continuity of Business Enterprise ................   24
           Section 6.18. Employment Practices .............................   24
           Section 6.19. Survival of Representations and Warranties
                         of Comstock and CAC ..............................   24
ARTICLE VII ...............................................................   24
  CONDUCT AND TRANSACTIONS PRIOR TO CLOSING & CERTAIN
           AGREEMENTS .....................................................   24
           Section 7.01. Access to Properties and Records .................   24
           Section 7.02. Interim Covenants of each Constituent
                         Corporation ......................................   25
           Section 7.03. Approval of Stockholders of Constituent
                         Corporations .....................................   27
           Section 7.04. Information ......................................   28
           Section 7.05. Preparation of Subscription Agreement;
                         Mailing Date .....................................   28
           Section 7.06. Public Announcements .............................   28
           Section 7.07. Notice of Breach .................................   28
           Section 7.08. Representations ..................................   29
           Section 7.09. Negotiations with Third Parties ..................   29
           Section 7.10. Amendments to Agreement ..........................   29
           Section 7.11. Indemnification ..................................   29
ARTICLE VIII ..............................................................   30
  CONDITIONS TO OBLIGATIONS OF THE PARTIES ................................   30
           Section 8.01. Stockholder Approval .............................   30
           Section 8.02. Shareholder Approval .............................   30
           Section 8.03. Securities Filings ...............................   30
           Section 8.04. Mailing Date Documents ...........................   30
           Section 8.05. Regulatory Approvals .............................   30
           Section 8.06. Pre-Merger Notification ..........................   30

ARTICLE IX ................................................................   31
  CONDITIONS TO COMSTOCK AND CAC OBLIGATIONS ..............................   31
           Section 9.01. Representations and Warranties True at the
                         Effective Date ...................................   31
           Section 9.02. Telkonet's Performance ...........................   31
           Section 9.03. Authority ........................................   31
           Section 9.04. Opinion of Telkonet's Counsel ....................   31
           Section 9.05. No Material Adverse Change .......................   32
           Section 9.06. Assignment of Contracts ..........................   32
           Section 9.07. Appraisal Rights .................................   32
           Section 9.08. Subscription Agreements of Telkonet Shareholders .   32
           Section 9.09. Registration Rights Agreement ....................   32
ARTICLE X .................................................................   32
  CONDITIONS TO TELKONET OBLIGATIONS ......................................   32
           Section 10.01. Representations and Warranties True
                          at the Effective Date ...........................   33
           Section 10.02. Comstock and CAC Performance ....................   33
           Section 10.03. Authority .......................................   33
           Section 10.04. Opinion of Counsel of Comstock and CAC ..........   33
           Section 10.05. No Material Adverse Change ......................   33
           Section 10.06. Government Approvals ............................   33
           Section 10.07. Outstanding Shares of Comstock ..................   34
           Section 10.08. OTC Bulletin Board ..............................   34
ARTICLE XI ................................................................   34
  CLOSING .................................................................   34
           Section 11.01. Closing Date and Time ...........................   34
ARTICLE XII ...............................................................   34
  TERMINATION AND AMENDMENT ...............................................   34
           Section 12.01. Termination .....................................   34
           Section 12.02. Amendment .......................................   36
ARTICLE XIII ..............................................................   37
  MISCELLANEOUS ...........................................................   37
           Section 13.01. Successors, Assigns and Third Parties ...........   37
           Section 13.02. Governing Law ...................................   37
           Section 13.03. Severability ....................................   37
           Section 13.04. Certain Words ...................................   37
           Section 13.05. Notices .........................................   37
           Section 13.06. Expenses ........................................   38
           Section 13.07. Headings ........................................   38
           Section 13.08. Counterparts ....................................   38
           Section 13.09. Attorneys' Fees .................................   38
           Section 13.10. Entire Agreement ................................   38

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT"), dated as of August 30, 2000, by and among Comstock Coal Company, a Utah corporation ("COMSTOCK"), having its principal place of business at 5525 South 900 East, Suite 110, Salt Lake City, UT 84117; Comstock Acquisition Corp., a Utah corporation ("CAC"), a wholly-owned subsidiary of Comstock, having its principal place of business at 5525 South 900 East, Suite 110, Salt Lake City, UT 84117; and Telkonet Communications, Inc., a Delaware corporation ("TELKONET"), having its principal place of business at 670 Ritchie Highway, Severna Park, Maryland 21146. CAC and Telkonet are each sometimes referred to herein as a "CONSTITUENT CORPORATION" or collectively as the "CONSTITUENT CORPORATIONS" and Telkonet is sometimes referred to herein as the "SURVIVING CORPORATION."

         WHEREAS, the respective Boards of Directors of Comstock, CAC and Telkonet have determined that it is in the best interest of each corporation and its respective stockholders that Telkonet be acquired by Comstock through a merger of CAC with and into Telkonet in the manner set forth herein.

         IT IS AGREED:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         For purposes of this Agreement, the following terms shall have the following meanings:

         Section 1.01. "TELKONET COMMON STOCK" shall mean the Common Stock, $0.01 par value, of Telkonet.

         Section 1.02. "COMSTOCK COMMON STOCK" shall mean the Common Stock, $0.001 par value per share, of Comstock.

         Section 1.03. "TELKONET CERTIFICATE" shall mean a certificate representing shares of Telkonet Common Stock.

         Section 1.04. "SEC" shall mean the Securities and Exchange Commission.

         Section 1.05. "DISSENTING SHAREHOLDERS" shall mean shareholders of Telkonet who are entitled to notice of and to vote at the special meeting of shareholders of Telkonet held to approve the Merger who do not vote in favor of the Merger and who have delivered to Telkonet a written demand for the fair value of the Telkonet Common Stock and otherwise complied with the provisions of the Delaware General Corporation Law.

         Section 1.06. "EFFECTIVE DATE" shall have the meaning given that term in Section 2.01 hereof.

         Section 1.07. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         Section 1.08. "EXCHANGE AGENT" shall mean Atlas Stock Transfer, Salt Lake City, Utah or such other agent appointed by Comstock to handle the exchange of Telkonet Certificates for certificates representing Comstock Common Stock.

         Section 1.09. "GAAP" shall mean generally accepted accounting principles applied consistent with past practice.

         Section 1.10. "MAILING DATE" shall mean the date upon which the Subscription Agreement to be distributed to the shareholders of Telkonet in connection with the Merger shall first be mailed or distributed to such shareholders.

         Section 1.11. "MERGER" shall mean the merger of CAC with and into Telkonet with Telkonet as the Surviving Corporation, and in consideration for which the shareholders of Telkonet will receive Comstock Common Stock. The Merger shall be a "Reverse Triangular Merger" pursuant to Section 368(a)(2)(E) of the Internal Revenue Code.

         Section 1.12. "SUBSCRIPTION AGREEMENT" shall mean the Subscription Agreement to be furnished to the shareholders of Telkonet in connection with the Merger.

         Section 1.13. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         Section 1.14. "SUBSIDIARY'S COMMON STOCK" shall mean the Common Stock, no par value, of CAC.

         Section 1.15.     "SURVIVING CORPORATION"  shall mean Telkonet.

                                   ARTICLE II

                           MERGER OF CAC INTO TELKONET
                           ---------------------------

         Section 2.01. SURVIVING CORPORATION . Upon the approval and adoption of this Agreement by the shareholders of Telkonet and the shareholder of CAC in accordance with the laws of the States of Utah and Delaware and the satisfaction or waiver of the conditions set forth herein to the obligations of the parties hereto, a certificate of merger shall be filed with the Department of Commerce, Division of Corporations, of the State of Utah, and the Secretary of State of the State of Delaware. Effective as of the close of business on the date on which such certificate of merger is filed, CAC shall merge with and into Telkonet, which, as the Surviving Corporation, shall continue its existence under the laws of the State of Delaware under the name of Telkonet Communications, Inc. The date and time of such filing is herein referred to as the "EFFECTIVE DATE." At the Effective Date, the separate existence of CAC shall cease, Telkonet shall maintain the name Telkonet Communications, Inc., and Comstock shall change its name to "Telkonet, Inc."

                                   ARTICLE III

          CERTIFICATE OF INCORPORATION, BY-LAWS, DIRECTORS AND OFFICERS

         Section 3.01. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Telkonet in effect on the Effective Date shall be the Certificate of Incorporation of the Surviving Corporation until amended as provided by law.

         Section 3.02. BY-LAWS. The by-laws of Telkonet in effect on the Effective Date shall be the by-laws of the Surviving Corporation until amended as provided by law.

         Section 3.03. DIRECTORS AND OFFICERS. At the Effective Date, the officers and the members of the Board of Directors of Telkonet shall be the officers and directors of the Surviving Corporation and Comstock, retaining their respective positions. Such directors shall hold office until the next annual or special meeting of Telkonet and/or Comstock stockholders and until their successors are duly elected and qualified, and such officers shall hold office until they are replaced by the directors.

         Section 3.04. INDEMNIFICATION. From and after the Effective Date, each officer, director and employee of Telkonet who becomes a director or officer of or employed by Comstock or any of its subsidiaries after the Effective Date shall be indemnified by Comstock against any losses incurred by such director, officer or employee in connection with the performance of his or her duties to Comstock or any of its subsidiaries to the same extent and on the same terms as all other directors, officers or employees of Comstock or its subsidiaries are then indemnified by Comstock.


                                   ARTICLE IV

                        CONVERSION AND EXCHANGE OF SHARES
                        ---------------------------------

         Section 4.01. CONVERSION OF SHARES. The manner and basis of converting the shares or interests of each Constituent Corporation shall be as follows:

         (a) Prior to the Effective Date, Jenson Services shall surrender for cancellation an aggregate of 418,000 shares of Comstock Common Stock, such that after cancellation of said shares and as of the Effective Date there shall be 21,775,337 shares of Comstock Common Stock issued and outstanding. Upon the Effective Date, all of the Telkonet Common Stock issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for 19,795,337 shares of Comstock Common Stock, which (exclusive of the outstanding stock warrants set forth in Schedule 5.01 hereof) shall represent approximately 90.90% of the total 21,775,337 shares of Comstock Common Stock then issued and outstanding. All such shares shall be fully paid and non-assessable. Upon the Effective Date, all of the Telkonet Common Stock so converted shall be immediately canceled.

         (b) Subject to the provisions of paragraph (c) of this Section 4.01, the Telkonet Common Stock which shall be outstanding immediately prior to the Effective Date shall by virtue of the Merger and without any action on the part of the holder thereof, be converted as a group, as of the Effective Date, into 19,795,337 shares of Comstock Common Stock. The number of shares of Comstock Common Stock to be issued in the Merger shall be reduced in the event that there are Dissenting Shareholders to that which is the percentage of all Telkonet Common Stock held by holders of Telkonet Common Stock who are not Dissenting Stockholders. The holders of any stock warrants or stock options of Telkonet shall become and be holders of such warrants and options in Comstock as of the Effective Date, subject to the exchange ratio set forth in Section 4.02 below.

         (c) No certificates for fractions of shares of Comstock Common Stock and no scrip or other certificates evidencing fractional interests in such shares shall be issuable. Each stockholder of Telkonet who would otherwise be entitled to a fractional share shall, in lieu thereof, be paid a whole share of Comstock Common Stock.

         (d) Each share of Telkonet Common Stock held in its treasury, if any, immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled, retired and cease to exist, without any consideration therefor.

         (e) All outstanding shares of Telkonet Common Stock held by Dissenting Shareholders shall not be converted into the right to receive Comstock Common Stock as described above, but shall be entitled to receive such consideration as shall be provided in the Delaware General Corporation Law, except that shares of Telkonet Common Stock outstanding at the Effective Date and held by a Dissenting Shareholder who shall thereafter withdraw his or her demand for payment of the fair value of his or her interest as provided for in the Delaware General Corporation Law, or otherwise with Comstock's consent, shall be deemed converted, as of the Effective Date, into the right to receive the Comstock Common Stock as provided for in this Agreement. Telkonet shall give Comstock prompt notice of any demand received by Telkonet to require Telkonet to purchase shares of outstanding Telkonet Common Stock, and Comstock shall have the right to direct and participate in all negotiations and proceedings with respect to such demand. Telkonet agrees that, except with the prior written consent of Comstock, or as required under the Delaware General Corporation Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each Dissenting Stockholder who, pursuant to the provisions of the Delaware General Corporation Law, becomes entitled to payment of the fair value for Telkonet Common Stock, shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions).

         (f) The aggregate number of shares of Comstock Common Stock set forth in Section 4.01 (b) shall be subject to appropriate and proportionate adjustment in the event that, prior to the Effective Date, the outstanding shares of Comstock Common Stock, as a group, shall have been, without consideration, increased, decreased, changed into or exchanged for a different number or amount of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like change in capitalization, other than pursuant to the Merger, or in the event that the capitalization of Comstock is other than as represented by Comstock and CAC in Section 6.01 below, so that in any event the shareholders of Telkonet receive their respective portions of Comstock Common Stock which in the aggregate is 90.90% of the total issued and outstanding Comstock Common Stock.

         Section 4.02. EXCHANGE OF CERTIFICATES.

         (a) Each holder of record on the Effective Date of shares of Telkonet Common Stock shall be entitled, upon the surrender to Comstock or any exchange agent selected by Comstock of the certificate for his or her interests of Telkonet Common Stock for cancellation, to receive his or her pro rata portion of (i) certificates representing the number of shares of Comstock Common Stock into which the holder's shares of the Telkonet Common Stock shall have been converted in the Merger under Section 4.01(b) and (c).

         (b) Until so presented and surrendered in exchange for certificates representing shares of Comstock Common Stock, each certificate which represented issued and outstanding shares of Telkonet Common Stock which were converted at the Effective Date into the shares of Comstock Common Stock shall be deemed for all corporate purposes to evidence the ownership of the number of shares of Comstock Common Stock into which the holder's shares have been converted in the Merger.

         (c) Promptly after the Effective Date, Comstock shall deliver to the Exchange Agent certificates representing such number of shares of restricted Comstock Common Stock as shall be issuable in exchange for outstanding shares of Telkonet Common Stock pursuant to Section 4.01. Promptly after the Effective Date, the Exchange Agent shall mail to each record holder of an outstanding Telkonet Certificate, which immediately prior to the Effective Date represented shares of Telkonet Common Stock, a form letter of transmittal and instructions for use in effecting the surrender of the Telkonet Certificates for exchange of Comstock Common Stock as provided herein. Upon surrender to the Exchange Agent of an Telkonet Certificate, together with such letter of transmittal duly executed, and subject to Section 4.01(b) and (c), the holder of such Telkonet Certificate shall be entitled to receive in exchange therefor certificates for
932.64249 shares of Comstock Common Stock for each share of Telkonet Common Stock held by the shareholder at the Effective Date. If a certificate for shares of Comstock Common Stock is to be issued to a person other than the person in whose name the Telkonet Certificate surrendered is registered, it shall be a condition of exchange that the Telkonet Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of the Comstock Common Stock described herein to a person other than the registered holder of the Telkonet Certificate surrendered, or establish to the satisfaction of Comstock that such tax has been paid or is not applicable.

         Section 4.03. COMSTOCK COMMON STOCK. Except for the cancellation of 418,000 shares of Comstock Common Stock and the issuance of shares of Comstock Common Stock upon conversion of shares of Telkonet Common Stock pursuant to
Section 4.01, the Merger shall effect no change in the shares of Comstock Common Stock and none of its shares shall be converted as a result of the Merger.

         Section 4.04. NO FURTHER TRANSFERS. After the Effective Date, there shall be no registration of transfers on the shareholder transfer books of Telkonet of the shares which were outstanding immediately prior to the Effective Date.

         Section 4.05. LEGENDED CERTIFICATES. Certificates representing shares of Comstock Common Stock issued to the shareholder of Telkonet shall be subject to stop transfer orders and bear a legend substantially as follows:

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933 AND APPROPRIATE STATE SECURITIES LAWS. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE UNLESS THE COMPANY RECEIVES AT THE TRANSFERRING SHAREHOLDER'S EXPENSE, AN OPINION OF COUNSEL SATISFACTORY TO IT, THAT AN EXEMPTION FORM REGISTRATION IS AVAILABLE.


                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF TELKONET
                   ------------------------------------------

         Telkonet represents and warrants to Comstock and CAC that:

         Section 5.01. ORGANIZATION AND CAPITALIZATION OF TELKONET. Telkonet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The name and address of each shareholder of Telkonet, together with his/her respective number of shares of Telkonet Common Stock, is set forth in SCHEDULE 5.01 attached hereto. No dividends have been declared and not paid and no dividends are in default. Except as set forth in
SCHEDULE 5.01, there are no other equity securities of any class of Telkonet authorized, issued, reserved for issuance or outstanding and there are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, Telkonet Common Stock or any other capital stock of Telkonet.

         Section 5.02. POWER AND AUTHORITY. Telkonet has all requisite power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification (except where the failure to be so qualified will not have a material adverse effect on the business, properties, financial condition or earnings of Telkonet). Telkonet has no subsidiaries.

         Section 5.03. CERTIFICATE OF INCORPORATION, BY-LAWS AND MINUTES OF TELKONET. Copies of the Certificate of Incorporation of Telkonet, as amended, certified by the Secretary of State of the State of Delaware, and the By-laws of Telkonet, certified by its Secretary, are true, complete and correct, and Telkonet's minutes contain a record, which is complete and accurate in all material respects, of all meetings and other actions of its shareholders and Board of Directors, copies of all of which are attached hereto at SCHEDULE 5.03.

         Section 5.04. AUTHORITY FOR AGREEMENT. The Board of Directors of Telkonet has approved this Agreement and has authorized the execution and delivery hereof. Telkonet has full power, authority and legal right to enter into this Agreement, and subject to authorization and adoption of the Merger and the transactions contemplated hereby by the shareholders of Telkonet, to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Telkonet and constitutes the legal, valid and binding obligation of Telkonet, enforceable against Telkonet in accordance with its terms.

         Section 5.05. AFFILIATES. The names of those persons who will acquire shares of Comstock Common Stock, in connection with the transactions contemplated by this Agreement who may be deemed to be "affiliates" of Telkonet under Rule 144 under the Securities Act and the percentage of membership interests of Telkonet Common Stock owned beneficially or of record or both by each of them are set forth on SCHEDULE 5.05 attached hereto.

         Section 5.06. NO VIOLATION TO RESULT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby:

         (a) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or by-laws of Telkonet or any note, debt instrument, security agreement, mortgage, lease or license, or any other contract or agreement (collectively, the "Telkonet Agreements(s)"), written or oral, to which Telkonet is a party or by which Telkonet or any of its material properties or assets are bound;

         (b) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration;

         (c) will not result in violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local and applicable to Telkonet; and

         (d) will not result in the creation or imposition of any lien, possibility of lien, encumbrance, security agreement, equity, option, claim, charge, pledge or restriction in favor of any third person upon any of the material properties or assets of Telkonet.

         Section 5.07. NO EXISTING DEFAULTS. Telkonet is not in default:

         (a)  under any of the terms of any Telkonet Agreement;

         (b) under any law, judgment, decree, order, rule regulation or other legal requirement or any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local and applicable to it or to any of its properties or assets; or

         (c)  in the payment of any of its monetary obligations or debts.

There exists no condition or event which, after notice or lapse of time or both, would constitute a default in connection with any of the foregoing.

         Section 5.08. FINANCIAL STATEMENTS. The audited financial statements of Telkonet from inception through December 31, 1999, and the audited financial statements of Telkonet for the period January 1, 2000 to June 30, 2000, (which financial statements, including, without limitation, any notes thereto and reports thereon are hereinafter collectively called the "TELKONET FINANCIAL STATEMENTS") are attached hereto at SCHEDULE 5.08 and are complete and correct, fairly present the financial position of Telkonet and the results of operations as of the respective dates and for the periods indicated thereon and have been prepared in accordance with GAAP. Telkonet does not have any material liability or obligation, fixed, contingent, known, unknown or otherwise, not reflected in the balance sheet included in the Telkonet Financial Statements, and all provisions, reserves and allowances provided for therein are adequate, except for liabilities or obligations incurred between June 30, 2000 and the date of this Agreement in the ordinary and usual course of business consistent with the representations and warranties set forth herein. The unaudited portions of the Telkonet Financial Statements have been prepared such that an unqualified audit opinion may be expressed thereon.

         Section 5.09. NO ADVERSE CHANGES. From June 30, 2000 to the date of this Agreement and except as disclosed in SCHEDULE 5.9 hereto and except as otherwise specifically permitted herein:

         (a) Telkonet has not sustained any damage, destruction or loss, by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agency thereof, windstorm, embargo, riot, act of God or the public enemy, flood, accident, other calamity or other similar or dissimilar event (whether or not covered by insurance) adversely affecting the business, properties, financial condition or operations of Telkonet taken as a whole;

         (b) there have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, liabilities or obligations (fixed, contingent, known, unknown or otherwise) of Telkonet which in the aggregate have had or may have a material adverse effect on the business, properties, financial condition or operations of Telkonet, taken as a whole, and there has been no occurrence, circumstance or combination thereof which might reasonably be expected to result in any such adverse effect before or after the Effective Date; and

         (c) the Board of Directors of Telkonet has taken all necessary action so that Telkonet has performed all of the acts specified in Sections 7.02 (a),
(c) and (o) hereof and have refrained from performing any of the acts specified in Sections 7.02 (b), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), and (n)
hereof.

         Section 5.10. TELKONET EMPLOYEE PLANS AND AGREEMENTS. Telkonet has neither maintained, contributed to, been required to contribute to, nor is party to or a participating employer in, any pension, profit-sharing, deferred compensation, retirement, bonus, stock purchase, stock option, severance, hospitalization, insurance, welfare or other plan, program or arrangement, whether written or oral, including, without limitation, any multi-employer employee pension benefit or welfare benefit plan providing benefits to any employee, former employee or dependent of such employee.

         Section 5.11. FULL DISCLOSURE. The information furnished by Telkonet, or by any of the officers, directors, employees, agents, accountants or representatives of Telkonet to Comstock or CAC pursuant to this Agreement (whether furnished prior to, at, or subsequent to the date hereof), the information contained in the exhibits and Schedules referred to in this Agreement, and the other information furnished to Comstock or CAC by Telkonet, or by any of the officers, directors, employees, agents, accountants or representatives of Telkonet at any time prior to the Effective Date (pursuant to the request of Comstock or CAC or otherwise), does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make all such information not misleading.

         Section 5.12. TAXES.

         (a) Other than as reserved for on the balance sheets of Telkonet, Telkonet has paid or caused to be paid all Taxes required to be paid by it through the date hereof and prior to the Effective Date. Telkonet has filed or caused to be filed all Tax Returns required to be filed by it through the date hereof and prior to the Effective Date shall have filed or caused to be filed all Tax Returns required to be filed by it through the Effective Date. All such Tax Returns that have been filed are true, complete and correct. Neither the IRS nor any other governmental entity is now auditing or asserting or, to the knowledge of Telkonet, threatening to assert against Telkonet, any deficiency or claim for additional Taxes. Telkonet currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any authority in a jurisdiction where Telkonet does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. To Telkonet's knowledge, there are no security interests on any of the assets of Telkonet that arose in connection with any failure (or alleged failure) to pay any Tax. Telkonet has no knowledge that any authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. Telkonet has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (b) Telkonet has delivered to Comstock copies of material portions of all federal income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by Telkonet.

         (c) Telkonet is not obligated by any contract, agreement or other arrangement to indemnify any other person with respect to Taxes. Telkonet is not now nor ever has been a party to or bound by any tax sharing agreement or any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding Telkonet which
(i) requires Telkonet to make any tax payment to or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of Telkonet, (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to Telkonet, from any other person, or (iv) otherwise requires Telkonet to indemnify any other person in respect of Taxes.

         (d) Telkonet has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

         (e) "TAX RETURNS" means returns, information returns, reports, forms and other documents (including, any related or supporting information) required to be filed with any governmental authority of the United States or any other jurisdiction responsible for the imposition, administration or collection of Taxes.

         (f) "TAXES" means (i) all Taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, estimated, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property Taxes, together with any interest or penalties, additions to Taxes or additional amounts, imposed with respect thereto, (ii) any liability for payments of amounts of Taxes described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the Internal Revenue Code or any other applicable law) of another person, successor or a member of any affiliated, consolidated or combined group and (iii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above.

         Section 5.13. CONDITION OF ASSETS. All of the properties and assets of Telkonet are in good operating condition, free from any material defect.

         Section 5.14. TITLE TO ASSETS. Telkonet has good and marketable title to all of its properties and assets, free and clear of any and all liens, encumbrances, security agreements, equities, options, claims, charges, pledges, restrictions, encroachments, defects in title and easements. As of the Effective Date, Telkonet will have good and marketable title to such properties and assets, free and clear of any and all liens, encumbrances, security agreements, equities, options, claims, charges, pledges, restrictions, encroachments, defects in title and easements.

         Section 5.15. INTELLECTUAL PROPERTY.

         (a) Telkonet owns and has good and marketable title to, or is licensed or otherwise possesses legally enforceable rights to use (free and clear of any lien, encumbrance or security interest), all patents, patent applications, trademarks, trade names, service marks, copyrights (whether registered or unregistered), and any applications therefor, maskworks, maskwork applications, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), client lists and tangible or intangible proprietary information or material ("INTELLECTUAL PROPERTY") that are used or currently proposed to be used in the business of Telkonet as currently conducted or as proposed to be conducted by Telkonet, except to the extent that the failure to have such rights has not had and would not reasonably be expected to have a material adverse effect on Telkonet. Telkonet is the exclusive owner of all Intellectual Property.

         (b) SCHEDULE 5.16 lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Telkonet is a party and pursuant to which any person is authorized to use any Intellectual Property, and
(iii) all licenses, sublicenses and other agreements as to which Telkonet is a party and pursuant to which Telkonet is authorized to use any third party patents, trademarks, copyrights, know-how or other Intellectual Property, including software ("THIRD PARTY INTELLECTUAL PROPERTY RIGHTS") which are incorporated in, are, or form a part of any Telkonet product or are used in the manufacture of any Telkonet product.

         (c) There has not been and there is not now to the best knowledge of Telkonet any unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Telkonet, any trade secret material to Telkonet, or any Intellectual Property right of any third party to the extent licensed by or through Telkonet, by any third party, including any employee or former employee of Telkonet. Telkonet has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in sales agreements arising in the ordinary course of business. To the best knowledge of Telkonet there are no royalties, fees or other payments payable by Telkonet to any person by reason of the ownership, use, sale or disposition of Intellectual Property.

         (d) Telkonet is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a material adverse effect on Telkonet.

         (e) All patents, registered trademarks, service marks and copyrights held by Telkonet are valid and subsisting. Telkonet is not infringing, misappropriating or making unlawful use of, and has not received any notice or any communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any proprietary asset owned or used by any third party. Telkonet (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

         (f) All current and former officers, employees and consultants of Telkonet have executed and delivered to Telkonet an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to Telkonet of any Intellectual Property arising from services performed for Telkonet by such persons, the form or forms of which have been supplied to Comstock and all current and former consultants and independent contractors to Telkonet involved in the development, modification, marketing and servicing of Telkonet's technology and/or software have executed and delivered to Telkonet an agreement (containing no exceptions or exclusions from the scope of its coverage) in the form of which has been delivered to Comstock. To Telkonet's knowledge, no employee or independent contractor of Telkonet is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with Telkonet.

         (g) Telkonet has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Intellectual Property (except such Intellectual Property the value of which would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all proprietary assets. All use, disclosure or appropriation of Intellectual Property not otherwise protected by patents, patent applications or copyright ("CONFIDENTIAL INFORMATION") owned by Telkonet by or to a third party has been pursuant to the terms of a written agreement between Telkonet and such third party. All use, disclosure or appropriation of Confidential Information not owned by Telkonet has been pursuant to the terms of a written agreement between Telkonet and the owner of such Confidential Information, or is otherwise lawful.

         (h) No Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by Telkonet. Telkonet has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property. Telkonet has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Intellectual Property. Telkonet has the exclusive right to file, prosecute and maintain all applications and registrations with respect to Intellectual Property.

          Section 5.16. INTERESTED PARTY TRANSACTIONS. Telkonet is not indebted to any director, officer, employee or agent of Telkonet (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Telkonet. There have been no transactions during the two year period ending on June 30, 2000 which would require disclosure under
Item 404 of Regulation S-K under the Securities Act.

         Section 5.17. BROKERS. Telkonet has not expressly or impliedly engaged any broker, finder or agent with respect to this Agreement or any transaction contemplated hereby.

         Section 5.18. CONTRACTS. SCHEDULE 5.18 hereto constitutes a true and complete list of each contract or agreement requiring annual payments or receipts of in excess of $10,000, to which Telkonet is a party or bound thereby in any respect, including, but not limited to, each such contract which is:

         (a) a license or a lease;

         (b) a contract, agreement or commitment for the purchase, sale or lease of materials, equipment, real or personal property, capital assets or supplies;

         (c) a contract, agreement or commitment for the sale by Telkonet of products or the performance of any services;

         (d) a management, advisory or collective bargaining agreement or a non-competition agreement;

         (e) a contract or agreement with an agent, dealer or sales representative or franchises;

         (f) a contract or agreement with employees, consultants, stockholders, directors or officers, or any agreement relating to a power of attorney;

         (g) a loan or guaranty agreement, credit agreement, note or other evidence of indebtedness, forward contract, consignment agreement, custody agreement, or indenture or instrument evidencing liens or secured transactions;

         (h) a contract, license or other agreement relating to a patent, invention or discovery (whether or not patentable), trade secret, trademark, service mark, certification mark, trade name or copyright or application for or registration of any of the foregoing; or

         (i) a contract of insurance.

SCHEDULE 5.18 also includes all agreements (without regard to dollar amount of annual payments or receipts) with sales representatives, distributors, consultants and licensors. As used in this Agreement, the terms "CONTRACT" and "AGREEMENT" mean and include every contract, agreement, commitment, option, trust, understanding and promise, whether written or oral. Each of the contracts or agreements listed in SCHEDULE 5.18 hereto is in full force and effect, is a valid, binding and enforceable obligation by or against Telkonet, as the case may be, and no event has occurred which constitutes or, with the giving of notice or passage of time, or both, would constitute, a default thereunder, except as disclosed in such Schedule. None of such contracts is subject to renegotiation by governmental authorities. Telkonet has delivered or caused to be delivered to Comstock or CAC correct and complete copies of each contract or agreement listed in SCHEDULE 5.18 hereto and all modifications or amendments thereto.

         Section 5.19. LITIGATION . There is no litigation, suit, proceeding, action, claim or investigation, at law or in equity, pending or threatened against or affecting Telkonet or involving any of its property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. To the best of Telkonet's present knowledge and belief, there are no facts which, if known to customers, governmental authorities or other persons, might result in any such litigation, suit, proceeding, action, claim or investigation. Telkonet is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

         Section 5.20. COMPLIANCE WITH LAWS. Telkonet has complied with all laws, municipal by-laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of Telkonet. Telkonet has not received any notice or citation for noncompliance with any of the foregoing, and there exists no condition, situation or circumstance, nor has there existed such a condition, situation or circumstance, which, after notice or lapse of time, or both, would constitute noncompliance with or give rise to future liability with regard to any of the foregoing.

         Section 5.21. LICENSES, PERMITS AND APPROVALS. Telkonet has all material licenses, permits, approvals, qualifications or the like, issued or to be issued to Telkonet by any government or any governmental unit, agency, body or instrumentality, whether federal, state, provincial, municipal or local (within the U.S. or otherwise) necessary for the conduct of its trade or business and all such items are in full force and effect. No registration with, approval by, consent or clearance from or pre-notification to any governmental agency is required in connection with the execution and performance of this Agreement by Telkonet.

         Section 5.22. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF TELKONET. The representations and warranties of Telkonet made in this Agreement are correct, true and complete as of the date hereof and will be correct, true and complete as at the Effective Date with the same force and effect as though such representations and warranties had been made at the Effective Date. The representations and warranties of Telkonet shall survive the Effective Date for a period of one (1) year.


                                   ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OFCOMSTOCK AND CAC
                -------------------------------------------------

         Comstock and CAC jointly and severally represent and warrant to Telkonet that:

         Section 6.01. ORGANIZATION AND CAPITALIZATION OF COMSTOCK. Comstock is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with an authorized capital consisting solely of 100,000,000 shares of Comstock Common Stock, $.001 par value, of which 2,398,000 shares are issued and outstanding. Prior to the Effective Date 418,000 shares of Comstock Common Stock shall be cancelled so that as of the Effective Date and immediately prior to the Merger 1,980,000 shares of Comstock Common Stock shall be issued and outstanding. All of such issued and outstanding shares of stock are duly authorized, validly issued, fully paid and nonassessable. There are no other equity securities of any class of Comstock authorized, issued, reserved for issuance or outstanding. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of Comstock Capital Stock. Except for CAC, Comstock does not own directly or indirectly, any outstanding capital stock or securities convertible into capital stock of any other corporation or any participating interest in any partnership, joint venture or other business enterprise.

         Section 6.02. ORGANIZATION AND CAPITALIZATION OF CAC. CAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, with an authorized capital consisting solely of 50,000 shares of CAC's Common Stock, of which 100 shares are issued and outstanding and owned by Comstock. All of such are duly authorized, validly issued, fully paid and nonassessable.

         Section 6.03. POWER AND AUTHORITY. Comstock and CAC each has all requisite power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification (except where the failure to be so qualified will not have a material adverse effect on the business, properties, financial condition or earnings of Comstock or CAC, as the case may
be).

         Section 6.04. ARTICLES OF INCORPORATION, BY-LAWS AND MINUTES OF COMSTOCK AND CAC. The copies of the Articles of Incorporation of Comstock and CAC, each certified by the Department of Commerce, Division of Corporations, of the State of Utah, and the by-laws of Comstock and CAC, each certified by their respective secretaries, are true, complete and correct and are attached hereto as SCHEDULE 6.04 and the minute books of Comstock and CAC which are complete and accurate in all material respects, contain a record of all meetings and other corporate actions of their respective shareholders and Boards of Directors.

         Section 6.05. AUTHORITY FOR AGREEMENT. The Board of Directors of each of Comstock and CAC has approved this Agreement and has authorized the execution and delivery hereof. Comstock and CAC each have full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby.

         Section 6.06. SUBSCRIPTION AGREEMENTS. On the Mailing Date of the Subscription Agreements to the shareholders of Telkonet, the information with respect to Comstock and CAC set forth therein (a) will comply in all material respects with the provisions of the Securities Act, and the rules and regulations of the SEC thereunder, and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. At all times subsequent to the Mailing Date up to and including the Effective Date, the information with respect to Comstock and CAC set forth in the Subscription Agreement and all amendments and supplements thereto (a) will comply in all material respects with the provisions of the Securities Act and the rules and regulations of the SEC thereunder, and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

         Section 6.07. NO VIOLATION TO RESULT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby:

         (a) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or by-laws of Comstock and CAC or any note, debt instrument, security agreement, mortgage, lease or license, or any other contract or agreement (collectively, the "COMSTOCK AGREEMENT(S)"), written or oral, to which Comstock or CAC is a party or by which Comstock or CAC or any of their respective properties or assets are bound;

         (b) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration;

         (c) will not result in violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise) and applicable to Comstock or CAC; and

         (d) will not result in the creation or imposition of any lien, possibility of lien, encumbrance, security agreement, equity, option, claim, charge, pledge or restriction in favor of any third person upon any of the properties or assets of Comstock or CAC.

         Section 6.08. NO EXISTING DEFAULTS. Comstock is not in default:

         (a) under any of the terms of any Comstock Agreement;

         (b) under any law, judgment, decree, order, rule regulation or other legal requirement or any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise) and applicable to it or to any of its properties or assets; or

         (c) in the payment of any of its monetary obligations or debts.

         To the best of Comstock's knowledge and belief, there exists no condition or event which, after notice or lapse of time or both, would constitute a default in connection with any of the foregoing.

         Section 6.09. FINANCIAL STATEMENTS. The audited financial statements of Comstock from December 31, 1997 through December 31, 1999 (which financial statements, including, without limitation, any notes thereto and reports thereon are hereinafter collectively called the "COMSTOCK FINANCIAL STATEMENT") and the unaudited financial statements for the six month period ending June 30, 2000 (hereinafter called "COMSTOCK INTERIM FINANCIAL Statements") copies of which are attached hereto at SCHEDULE 6.09, are complete and correct, fairly present the financial position of Comstock and the results of operations as of the respective dates and for the periods indicated thereon and have been prepared in accordance with GAAP. Comstock does not have any material liability or obligation, fixed, contingent, known, unknown or otherwise, not reflected in the balance sheet included in the Comstock Financial Statements and the Comstock Interim Financial Statements, and all provisions, reserves and allowances provided for therein are adequate, except for liabilities or obligations incurred between June 30, 2000 and the date of this Agreement in the ordinary and usual course of business consistent with the representations and warranties set forth therein and that would not have been incurred between the date hereof and the Effective Date. The Comstock Interim Financial Statements have been prepared such that an unqualified (except as to going concern) audit opinion may be expressed thereon.

         Section 6.10. SEC FILINGS. Since December 31, 1998, Comstock has filed with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder (collectively, the "SEC REPORTS"). As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of Comstock included in such reports (collectively, the "Comstock Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

         Section 6.11. NO ADVERSE CHANGES. From June 30, 2000 to the date of this Agreement, except as disclosed in Comstock's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000 (true copies of which have been provided to Telkonet), except as otherwise permitted herein:

         (a) Comstock and CAC have not sustained any damage, destruction or loss adversely affecting the business, properties, financial condition or operations of Comstock or CAC taken as a whole;

         (b) other than in the usual course of Comstock's business, consistent with the prior year's operations, there have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, liabilities or obligations (fixed, contingent, known, unknown or otherwise) or Comstock and CAC which in the aggregate have had or may have a material adverse effect on the business, properties, financial condition or operations of Comstock and CAC, taken as a whole, and there has been no occurrence, circumstance or combination thereof which might reasonably be expected to result in any such adverse effect before or after the Effective Date; and

         (c) each officer of Comstock and CAC has taken all necessary action so that Comstock and CAC have performed all of the acts specified in Sections 7.02
(a), (c) and (o) hereof and have refrained from performing any of the acts specified in Sections 7.02(b), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m),
and (n) hereof.

         Section 6.12. FULL DISCLOSURE. The information furnished by Comstock and CAC, or by any of the directors, officers, employees, agents, accountants or representatives of Comstock or CAC to Telkonet pursuant to this Agreement (whether furnished prior to, at, or subsequent to the date hereof), the information contained in the exhibits and Schedules referred to in this Agreement, and the other information furnished to Telkonet by Comstock or CAC, or by any of the directors, officers, employees, agents, accountants or representatives of Comstock or CAC at any time prior to the Effective Date (pursuant to the request of Telkonet or otherwise), does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make all such information not misleading.

         Section 6.13. TAXES. Except as set forth in SCHEDULE 6.13 and except where extensions of time to file have been duly and properly obtained (all of which extensions are described on SCHEDULE 6.13), Comstock has prepared (or caused to be prepared) and timely and properly filed (or caused to be timely and properly filed) with the appropriate federal, state, provincial, municipal or local authorities (within the U.S. or otherwise) all Tax Returns, information returns and other reports required to be filed and has paid or accrued (or caused to be so paid or accrued) in full all Taxes, interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any taxing authority. The balance sheets included in the Comstock Financial Statements and Comstock Interim Financial Statements include appropriate provisions for all Taxes, interest, penalties, assessments or deficiencies, if any, for the periods indicated thereon to the extent not theretofore paid. Comstock has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any Taxes. Comstock is not a party to any pending action or proceeding, nor is any such action or proceeding threatened, by any governmental authority for the assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against Comstock, and during the course of any audit currently in process or not completed, no issues have been suggested by any representative of any such governmental authority that, if asserted, would result in a proposed assessment of Taxes, interest or penalties, against Comstock. Comstock and CAC acknowledge and agree that it is the intention of all parties to this Agreement to qualify this Merger transaction as a "Reverse Triangular Merger" within the terms and conditions of
Section 368(a)2(E) of the U.S. Internal Revenue Code. Comstock and CAC shall not take nor attempt to take any action which would jeopardize the qualification of the Merger as a Reverse Triangular Merger.

         Section 6.14. LITIGATION. There is no litigation, suit, proceeding, action, claim or investigation, at law or in equity, pending or threatened against or affecting Comstock or involving any of its property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. To the best of Comstock's knowledge and belief, there are no facts which, if known to customers, governmental authorities or other persons, might result in any such litigation, suit, proceeding, action, claim or investigation. Comstock is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

         Section 6.15. COMPLIANCE WITH LAWS. To the best of its knowledge and belief, Comstock has complied with all laws, municipal by-laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of Comstock. Comstock has not received any notice or citation for noncompliance with any of the foregoing, and there exists no condition, situation or circumstance, nor has there existed such a condition, situation or circumstance, which, after notice or lapse of time, or both, would constitute noncompliance with or give rise to future liability with regard to any of the foregoing.

         Section 6.16. INSURANCE. Comstock has no policies of insurance currently in force.

         Section 6.17. CONTINUITY OF BUSINESS ENTERPRISE. It is the present intention of Comstock to continue at least one significant historic business of Telkonet or to use at least a significant portion of their respective business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d).

         Section 6.18. EMPLOYMENT PRACTICES. Comstock has no employees and has had no employees during the one year period ended December 31, 1999.

         Section 6.19. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF COMSTOCK AND CAC. The representations and warranties of each of Comstock and CAC made in this Agreement are correct, true and complete as of the date hereof and will be correct, true and complete as at the Effective Date with the same force and effect as though such representations and warranties had been made at the Effective Date. The representations and warranties of Comstock and CAC shall survive the Effective Date for a period of one (1) year.

                                   ARTICLE VII

         CONDUCT AND TRANSACTIONS PRIOR TO CLOSING & CERTAIN AGREEMENTS
         --------------------------------------------------------------

         Section 7.01. ACCESS TO PROPERTIES AND RECORDS. (a) Each Constituent Corporation shall afford to the officers, employees, attorneys, accountants and other authorized representatives of the other, free and full access to all of its assets, properties, books and records, in order to afford each Constituent Corporation as full an opportunity of review, examination and investigation as it shall desire to make of the affairs of the other, and each shall be permitted to make extracts from, or take copies of, such books, records (including the stock record and minute books) or other documentation or to obtain temporary possession of any thereof as may be reasonably necessary; and each shall furnish or cause to be furnished to the other such reasonable financial and operating data and other information about its business, properties and assets which any of such Constituent Corporation's respective officers, employees, attorneys, accountants or other authorized representatives may request.

         (b) Until the Merger has been consummated (and if the Merger is not consummated, at all times hereafter), Telkonet, Comstock and CAC will not disclose or use any information obtained in the course of their respective investigations. If the proposed Merger is not consummated, Comstock and CAC will return all returnable data to Telkonet and Telkonet will return all returnable data to Comstock and CAC. Such obligation of confidentiality shall not extend to any information which is shown to have been previously known by Telkonet or Comstock and CAC, as the case may be, or generally known to others engaged in the same trade or business as Telkonet or Comstock and CAC or made known to Telkonet or Comstock and CAC or the public by a third party.

         Section 7.02. INTERIM COVENANTS OF EACH CONSTITUENT CORPORATION. From the date of this Agreement until the Effective Date, except to the extent expressly permitted by this Agreement or otherwise consented to by an instrument in writing signed by each other Constituent Corporation, each Constituent Corporation shall take all necessary action so that:

         (a) such Constituent Corporation shall keep its business and organization intact and shall not take or permit to be taken or do or suffer to be done anything other than in the ordinary course of its business as the same is presently being conducted, and shall use its best efforts to keep available the services of its directors, officers, employees and agents and to maintain the goodwill and reputation associated with its business;

         (b) such Constituent Corporation shall not make any change in its constituent documents;

         (c) such Constituent Corporation shall exercise its best efforts to maintain all of its properties and assets, tangible or intangible, in good operating condition and repair, and take all steps necessary to keep its operations functioning properly;

         (d) Neither Comstock or a Constituent Corporation shall purchase, sell, lease or dispose of or make any contract for the purchase, sale, lease or disposition of or subject to lien or security interest any properties or assets other than in the ordinary and usual course of its business consistent with the representations and warranties contained herein and not in breach of any of the provisions of this Article VII, in each case for a consideration at least equal to the fair value of such property or asset;

         (e) Neither Comstock or a Constituent Corporation shall grant any salary increase to, or increase the draw of, any of its officers or directors, or enter into any new, or amend or alter any existing, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, stock option, group insurance, death benefit or other fringe benefit plan, trust agreement or other similar or dissimilar arrangement, or any employment or consulting agreement;

         (f) Neither Comstock or a Constituent Corporation shall incur any bank indebtedness or make any borrowings, except in the ordinary course of its business, or issue any commercial paper;

         (g) Neither Comstock or a Constituent Corporation shall pay any obligation or liability (fixed or contingent) or discharge or satisfy any lien or encumbrance, or settle any claim, liability or suit pending or threatened against it or any of its properties, except for current liabilities included in the Interim Financial Statements or current liabilities incurred between June 30, 2000 and the Effective Date in the ordinary and usual course of business of either Comstock or a Constituent Corporation consistent with their respective representations and warranties contained herein and not in breach of any of the provisions of this Article VII except that either Comstock or a Constituent Corporation may pay reasonable attorney's fees in connection with the consummation of the Merger described herein;

         (h) Neither Comstock or a Constituent Corporation shall enter into any leases;

         (i) Neither Comstock or a Constituent Corporation shall, without first obtaining consent of the other, enter into any contract, agreement or commitment, including without limiting the generality of the foregoing, any contract, agreement or commitment for the purchase of any materials or supplies, if such contract, agreement or commitment exceeds $10,000 individually; provided, however, either Comstock or a Constituent Corporation may enter into contracts, in the course of business, which provide for either Comstock or a Constituent Corporation to provide its services to unaffiliated third parties or to perform same;

         (j) Neither Comstock or a Constituent Corporation shall further encumber or permit to be further encumbered any of their properties or assets except in the ordinary course of business;

         (k) Neither Comstock or a Constituent Corporation shall form any subsidiary nor shall it issue, grant, sell, redeem, combine, change or purchase any shares, notes or other securities or make any commitments to do so;

         (l) Neither Comstock or a Constituent Corporation shall effect any subdivision of its outstanding capital stock, purchase or redeem any capital stock, or declare, make or pay any dividend, distribution or payment in respect of its capital stock;

         (m) Neither Comstock or a Constituent Corporation shall grant or issue any options, warrants or other rights to acquire any capital stock or other of its equity securities, whether by conversion or otherwise, or make any commitment to do so;

         (n) Neither Comstock or a Constituent Corporation shall, other than in the ordinary course of business, curtail purchases or accelerate shipments beyond customer requirements nor shall it modify, amend, cancel or terminate any existing contracts or agreements; and

         (o) Such Constituent Corporation or Comstock shall not take any action which would, as at the Effective Date, cause any warranties or representations contained herein and applicable to it to be false or misleading in any material respect.

         Notwithstanding the foregoing, the parties hereto understand and agree that (i) Comstock and Telkonet must be consulted on every material issue and matter which may affect the business or operations of Comstock or the Constituent Corporation after the date of this Agreement, and (ii) no such issue or matter shall be acted on without consent of Telkonet and Comstock.

         Section 7.03. APPROVAL OF STOCKHOLDERS OF CONSTITUENT CORPORATIONS. The Board of Directors of CAC and Telkonet will submit this Agreement to their respective stockholders for their adoption and will recommend to their stockholders such adoption at a meeting thereof to be duly called and held as soon as practicable. The Constituent Corporations will use their best efforts in accordance with applicable law to obtain the necessary adoption of this Agreement by their stockholders and will take, as soon as practicable, such other and further actions as may be required by law to effectuate the Merger. In obtaining the authorization and approval of their stockholders, the Constituent Corporations shall comply with all applicable federal and state securities and other laws in connection with the transactions to be effected hereunder.

         Section 7.04. INFORMATION. Comstock and the Constituent Corporations will furnish each other with all information concerning themselves reasonably required for inclusion in the Subscription Agreement or any application made by Comstock or a Constituent Corporation to the Commission or any governmental or regulatory body in connection with the transactions contemplated by this Agreement.

         Section 7.05. PREPARATION OF SUBSCRIPTION AGREEMENT; MAILING DATE. As soon as practicable after execution of this Agreement, Comstock will prepare a Subscription Agreement to be provided to the shareholders of Telkonet. Comstock shall mail the Subscription Agreement to each shareholder of Telkonet within two
(2) business days after the shareholders of Telkonet approve the Merger and any other transactions contemplated by this Agreement.

         Section 7.06. PUBLIC ANNOUNCEMENTS. Promptly after the execution of this Agreement, Comstock shall issue a press release in a form reasonably satisfactory to the Telkonet. Thereafter, Comstock and Telkonet will consult with each other with respect to any announcement to the public or any statement to their employees generally concerning or relating to the Merger. Neither Comstock nor Telkonet will make any announcement to the public without the prior written consent of the other, except for announcements which Comstock or Telkonet believe on the advice of their respective counsel to be required by applicable securities laws.

         Section 7.07. NOTICE OF BREACH.

         (a) Comstock and CAC will immediately give notice to Telkonet of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by Comstock and CAC or a failure by Comstock and CAC to comply with any covenant, condition or agreement contained herein.

         (b) Telkonet will immediately give notice to Comstock and CAC of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by Telkonet or a failure by Telkonet to comply with any covenant, condition or agreement contained herein.

         Section 7.08. REPRESENTATIONS. Comstock, CAC and Telkonet (a) will take all action necessary to render accurate as of the Effective Date their respective representations and warranties contained herein, (b) will refrain from taking any action which would render any such representation or warranty inaccurate in any material respect as of such time, and (c) will perform or cause to be satisfied each covenant or condition to be performed or satisfied by them.

         Section 7.09. NEGOTIATIONS WITH THIRD PARTIES. Telkonet will not, without the prior written approval of Comstock, furnish any information to, or initiate or participate in discussions or negotiations with, third parties relating to any merger, sale or other disposition of any substantial part of its assets or Telkonet Common Stock or any other sale by officer or directors of Telkonet of any of their shares of its Stock, except as required by fiduciary obligations.

         Section 7.10. AMENDMENTS TO AGREEMENT. Comstock and the Constituent Corporations may, by mutual agreement, amend this Agreement before or after approval by each Constituent Corporation's stockholders, but after such approvals no amendment may be made which changes the Merger consideration without approval by the stockholders adversely affected by such change.

         Section 7.11. INDEMNIFICATION.

         (a) Telkonet hereby agrees to indemnify Comstock and CAC and each of their respective officers and directors as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article V of this Agreement. The indemnification provided for in this paragraph (a) of Section
7.11 shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

         (b) Comstock and CAC hereby jointly agree to indemnify Telkonet and each of its officers and directors as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article VI of this Agreement. The indemnification provided for in this paragraph (b) of Section
7.11 shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                                  ARTICLE VIII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES
                    ----------------------------------------

                  The obligations of the parties under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions, anyone or more of which may be waived by Comstock and CAC, on the one hand, and Telkonet, on the other hand.

         Section 8.01. STOCKHOLDER APPROVAL. On or before the Effective Date, the stockholder of CAC shall have adopted and approved this Agreement.

         Section 8.02. SHAREHOLDER APPROVAL. On or before the Effective Date, the shareholders of Telkonet shall have adopted and approved this Agreement.

         Section 8.03. SECURITIES FILINGS. At or prior to the time required any required approvals of state securities administrators shall have been obtained. At the Effective Date, no stop order or similar restraining order shall have been threatened or entered by the Commission or any state securities administrator and Comstock shall have filed with the SEC all reports required to be filed under the Exchange Act for the two (2) year period prior to the Effective Date.

         Section 8.04. MAILING DATE DOCUMENTS. The shareholders of Telkonet shall each have received promptly after the Mailing Date the Subscription Agreement and any other documents which they are to receive under Section 7.05.

         Section 8.05. REGULATORY APPROVALS. On or before the Effective Date, all applicable approvals of governmental regulatory authorities of the United States of America or of any state or political subdivision thereof required to consummate the Merger shall have been obtained.

         Section 8.06. PRE-MERGER NOTIFICATION. All applicable governmental pre-merger filing and waiting period requirements of governmental authorities of the United State of America or of any state or political subdivision thereof.

                                   ARTICLE IX

                   CONDITIONS TO COMSTOCK AND CAC OBLIGATIONS
                   ------------------------------------------

         All obligations of Comstock and CAC to proceed to Closing under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Effective Date is scheduled to occur, of each of the following conditions, by or on behalf of Telkonet by Comstock and CAC.

         Section 9.01. REPRESENTATIONS AND WARRANTIES TRUE AT THE EFFECTIVE DATE. At the Effective Date, the representations and warranties of Telkonet contained in this Agreement will be true and correct in all material respects at and as of such time, except to the extent affected by the transactions contemplated here by and by the operations of Telkonet as permitted by the provisions of Section 7.02 from the date hereof to the Effective Date, and at the Effective Date, Telkonet shall have delivered to Comstock and CAC a certificate to such effect signed by the President of Telkonet.

         Section 9.02. TELKONET'S PERFORMANCE. Each of the obligations of Telkonet to be performed by it on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed at the Effective Date, and at the Effective Date, Telkonet shall have delivered to Comstock and CAC a certificate to such effect signed by the President of Telkonet.

         Section 9.03. AUTHORITY. All action required to be taken by, or on the part of, Telkonet to authorize the execution, delivery and performance of this Agreement by Telkonet and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the officers and directors of Telkonet.

         Section 9.04. OPINION OF TELKONET'S COUNSEL. Comstock and CAC shall have been furnished an opinion or opinions of Blank, Rome, Comisky & McCauley LLP, counsel to Telkonet, dated the Effective Date, in form and substance satisfactory to Comstock and CAC concerning the standing, capitalization, due authorization and enforceability and, to the knowledge of counsel, compliance with this Agreement and litigation status of Telkonet.

         Section 9.05. NO MATERIAL ADVERSE CHANGE. There shall have been, between the date hereof and the Effective Date, (i) no material adverse change in the condition, financial or otherwise, of Telkonet, (it being understood that Telkonet has incurred substantial losses resulting from its research and development activities since its inception) and such losses shall not be deemed a material adverse change, (ii) no resignations or terminations of, or indications of an intention or plan to resign, employment by any significant employee of Telkonet, and (iii) no terminations of, or indications of an intention or plan to terminate, the use to a material extent of the services of Telkonet; and at the Effective Date Telkonet shall have delivered to Comstock and CAC a certificate to such effect signed by the President of Telkonet.

         Section 9.06. ASSIGNMENT OF CONTRACTS. Telkonet shall have received consent under all material contracts, agreements, commitments, understandings and instruments to which Telkonet is a party or by which it is bound which require the consent of any other party or person to the assignment thereof either by the terms thereof or as a matter of law for their assumption by the Surviving Corporation in the Merger.

         Section 9.07. APPRAISAL RIGHTS. No more than 5% of the shareholders of Telkonet shall have elected the appraisal remedy provided in the Delaware General Corporation Law.

         Section 9.08. SUBSCRIPTION AGREEMENTS OF TELKONET SHAREHOLDERS. Comstock shall have received signed Subscription Agreements from each of the Telkonet shareholders.

         Section 9.09. REGISTRATION RIGHTS AGREEMENT. Jenson Services and Corporate Capital shall have received from Comstock a Registration Rights Agreement granted Jenson Services and Corporate Capital "piggyback" registration rights with respect to their respective shares of Comstock Common Stock.


                                    ARTICLE X

                       CONDITIONS TO TELKONET OBLIGATIONS
                       ----------------------------------

         All obligations of Telkonet to proceed to Closing under this Merger Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Effective Date is scheduled to occur, of each of the following conditions by or on behalf of Comstock and CAC, any one or more of which may be waived by Telkonet.

         Section 10.01. REPRESENTATIONS AND WARRANTIES TRUE AT THE EFFECTIVE DATE. At the Effective Date, the representations and warranties of Comstock and CAC contained in this Agreement will be true and correct in all material respects at and as of such time, except to the extent affected by the transactions contemplated hereby, and at the Effective Date, Comstock and CAC shall have delivered to Telkonet a certificate to such effect signed by the President of Comstock for and on behalf of Comstock and CAC.

         Section 10.02. COMSTOCK AND CAC PERFORMANCE. Each of the obligations of Comstock and CAC to be performed by it on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed at the Effective Date, and at the Effective Date Comstock and CAC shall have delivered to Telkonet a certificate to such effect signed by the President of Comstock for and on behalf of Comstock and CAC.

         Section 10.03. AUTHORITY. All action required to be taken by, or on the part of, Comstock and CAC to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of each of Comstock and CAC and the shareholder of CAC.

         Section 10.04. OPINION OF COUNSEL OF COMSTOCK AND CAC. Telkonet shall have been furnished an opinion of Durham Jones & Pinegar, P.C., counsel to Comstock and CAC, dated as of the Effective Date, in form and substance satisfactory to Telkonet, concerning the standing, capitalization, due authorization and enforceability and, to the knowledge of counsel, compliance with this Agreement and litigation status of Comstock and CAC.

         Section 10.05. NO MATERIAL ADVERSE CHANGE. There shall have been between the date hereof and the Effective Date, no material adverse change in the condition, financial or otherwise, of Comstock and CAC, and at the Effective Date Comstock and CAC shall have delivered to Telkonet a certificate to such effect signed by the President and the chief financial officer of Comstock and CAC.

         Section 10.06. GOVERNMENT APPROVALS. All other necessary governmental approvals required in connection with the distribution of the Comstock Common Stock contemplated by this Agreement shall have been obtained.

         Section 10.07. OUTSTANDING SHARES OF COMSTOCK. Immediately prior to the effectiveness of the Agreement (I.E., the moment before the Effective Date of the Agreement), there shall be issued and outstanding 1,980,000 shares of Comstock Common Stock.

         Section 10.08. OTC BULLETIN BOARD. Shares of Comstock Common Stock shall be traded on the OTC Bulletin Board under the symbol "CKCC" and there shall be no proceeding, action or suit pending or threatened seeking to "delist" or halt trading of shares of Comstock Common Stock on the OTC Bulletin Board.


                                   ARTICLE XI

                                     CLOSING
                                     -------

         Section 11.01. CLOSING DATE AND TIME. The closing of the Merger and the other transactions contemplated herein shall take place promptly after the satisfaction or waiver of all conditions to closing set forth in Articles VIII, IX and X hereof on or before August 30, 2000 or such other date as shall be mutually determined by Comstock and Telkonet. The closing shall occur at the offices of Durham Jones & Pinegar, 111 East Broadway, Suite 900, Salt Lake City, Utah 84111.


                                   ARTICLE XII

                            TERMINATION AND AMENDMENT
                            -------------------------

         Section 12.01. TERMINATION. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated and the Merger abandoned:

         (a) by mutual agreement of the Board of Directors of Telkonet and Comstock and CAC at any time prior to the Effective Date;

         (b) by the Board of Directors of either Telkonet or Comstock and CAC if the Effective Date shall not have taken place on or prior to September 30, 2000;

         (c) by the Board of Directors of Comstock and CAC at any time prior to the Effective Date if:

                  (i) a material condition contained in Article VIII or IX hereof, or a covenant of Telkonet contained herein shall not be fulfilled on or before the date on which the Effective Date is scheduled to occur or on such other date specified for the fulfillment of such covenant or condition; or

                  (ii) a material default or breach of this Agreement shall be made by Telkonet; or

                  (iii) if any of the schedules referred to in this Agreement disclose information about Telkonet which the Board of Directors of Comstock and CAC shall have determined in its sole discretion exercised in good faith has a materially adverse affect upon the business, assets, value, financial condition or prospects of Telkonet; or

                  (iv) since June 30, 2000 there shall be an adverse change in the results of operations of Telkonet, or any adverse change in the business, results of operations (as compared with the same period in the preceding year), prospects, manner of conducting the business, consolidated financial condition or any assets of Telkonet, which change is material to Telkonet taken as a whole, except as disclosed to Comstock and CAC in writing on or prior to the date hereof; or

                  (v) the Board of Directors of Comstock shall have determined in its sole discretion exercised in good faith that the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of the institution or threat by state, local or federal governmental authorities or by any other person of: (A) litigation or proceedings to restrain or prohibit the consummation of the transactions contemplated by this Agreement or which seeks substantial damages in connection with this Agreement or the transactions contemplated hereby; or (B) other litigation or proceedings, the outcome of which in the reasonable opinion of counsel for Comstock and CAC could have an adverse effect on the business, consolidated results of operations, prospects, manner of conducting the business, consolidated financial condition or any asset of Telkonet or Comstock and CAC, which effect is material to, respectively, Telkonet taken as a whole, or Comstock and CAC, taken as a whole; or

         (d) by the Board of Directors of Telkonet at any time prior to the Effective Date if:

                  (i) a material condition contained in Article VIII or X hereof or a material covenant of Comstock or CAC contained in this Agreement shall not be fulfilled on or before the date on which the Effective Date is scheduled to occur or on such other date specified for the fulfillment of such covenant or condition; or

                  (ii) a material default or breach of this Agreement shall be made by Comstock or CAC; or

                  (iii) since June 30, 2000 there shall be an adverse change in the consolidated results of operations of Comstock and CAC, or any adverse change in the business, consolidated results of operations (as compared with the same period in the preceding year), prospects, manner of conducting the business, consolidated financial condition or any asset of Comstock and CAC, which change is material to Comstock and CAC, except as disclosed in any receipt filed by Comstock with the SEC or otherwise disclosed to Telkonet in writing prior to the date hereof; or

                  (iv) the Board of Directors of Telkonet shall have determined in their sole discretion exercised in good faith that the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of the institution or threat by state, local or federal governmental authorities or by any other person of: (A) litigation or proceedings to restrain or prohibit the consummation of the transactions contemplated by this Agreement or which seeks substantial damages in connection with this Agreement or the transactions contemplated hereby; or (B) other litigation or proceedings, the outcome of which in the reasonable opinion of counsel for Telkonet could have an adverse effect on the business consolidated results of operations, prospects, manner of conducting the business, consolidated financial condition or any asset of Comstock and CAC, which effect is material to Comstock and CAC.

         Section 12.02. AMENDMENT. At any time, either before or after submission to or approval by the shareholders of Telkonet of the transactions contemplated herein, this Agreement may be amended in matters of form or supplemented by additional agreements, articles, or certificates as may be determined in the judgment of the President of Telkonet and the President of Comstock to be necessary, desirable, or expedient to clarify the intentions of the parties to this Agreement or to effect or facilitate the filing, recording, or official approval of this Agreement and consummation thereof in accordance with the purpose and intent of this Agreement; provided, however, that no such amendment or modification made after submission or approval of the Shareholders of Telkonet shall alter or change the amount of Comstock Common Stock to be received on conversion of the Telkonet Common Stock, as provided in this Agreement, or alter or change any of the terms and conditions of this Agreement or the articles of merger if such alteration or change would materially and adversely affect the shareholders of Telkonet. After the Effective Date, this Agreement and any document contemplated hereby may only be amended by a writing
(i) signed by the authorized officers of the parties, and (ii) after appropriate approval of the shareholders of the parties if such amendment would adversely affect any such shareholders.

                                  ARTICLE XIII

                                  MISCELLANEOUS
                                  -------------

         Section 13.01. SUCCESSORS, ASSIGNS AND THIRD PARTIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that, except as otherwise expressly provided herein, none of the parties hereto may make any assignment of this Agreement or any interest herein without the prior written consent of the other parties hereto. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         Section 13.02. GOVERNING LAW. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the internal substantive laws of the State of Utah, disregarding principles of conflict of laws and the like.

         Section 13.03. SEVERABILITY. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision shall remain in full force and effect.

         Section 13.04. CERTAIN WORDS. Words such as "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement.

         Section 13.05. NOTICES. Except as otherwise expressly provided herein, any notice, consent, or other communication required or permitted to be given hereunder shall be in writing and shall be either hand delivered, or sent by courier or by facsimile transmission, and shall be deemed to have been given when received, and shall be addressed as follows:

         (a)      If to Comstock and CAC:

                  5525 South 900 East, Suite 110
                  Salt Lake City, UT   84117
                  Facsimile No.: (801) 262-6262


                  with a copy to:

                  Durham Jones & Pinegar, P.C.
                  Attention: Jeffrey M. Jones
                  111 East Broadway, Suite 900,
                  Salt Lake City, Utah 84111.
                  Facsimile No.:  (801) 415-3500

         (b)      If to Telkonet:

                  Telkonet Communications, Inc.
                  670 Ritchie Highway
                  Severna Park, Maryland 21146
                  Facsimile No.:  (410) 544-6306
                  with a copy to:

                  Blank, Rome, Comisky & McCauley, LLP
                  Attention: James R. Deveney, II
                  250 West Pratt Street, Suite 1100
                  Baltimore, Maryland  21201

                  Facsimile No.:  (410) 654-1414


or at such other address or addresses as the party addressed may from time to time designate in writing. Any communication dispatched by telegram or telex shall be confirmed by letter.

         Section 13.06. EXPENSES. All legal and other costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that Comstock shall pay all of the expenses of the Constituent Corporations incurred in connection herewith.

         Section 13.07. HEADINGS. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         Section 13.08. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same agreement.

         Section 13.09. ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the non-prevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         Section 13.10. ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules hereto, represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

         IN WITNESS WHEREOF, the parties hereto have caused their signatures to be affixed to this Agreement as of the date first above written.

DATED the day and year first written above.

                                               COMSTOCK COAL COMPANY, INC.


                                               By: /S/ James Doolin
                                                  ------------------------------
                                               Its: President
                                                  ------------------------------

STATE OF UTAH              )
                                    :  ss
COUNTY OF SALT LAKE        )

         On this 30th day of August, in the year 2000, before me, a Notary Public, personally appeared James Doolin, known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as President or on behalf of the corporation therein named and acknowledged to me that the corporation executed it.

[Notary stamp here]                /s/ Carol J. Nye
                                   --------------------------------------
                                   Notary Public


                                               COMSTOCK ACQUISITION CORP.


                                               By: /s/ James Doolin
                                                  ------------------------------
                                               Its: President
                                                   -----------------------------

STATE OF UTAH              )
                                    :  ss
COUNTY OF SALT LAKE        )

         On this 30th day of August, in the year 2000, before me, a Notary Public, personally appeared James Doolin, known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as President or on behalf of the corporation therein named and acknowledged to me that the corporation executed it.


[Notary stamp here]                /s/ Carol J. Nye
                                   --------------------------------
                                   Notary Public


DATED: August 30, 2000                   TELKONET, INC.
       ---------------



                                               By: /s/ L. Peter Larson
                                                  ------------------------------
                                               Its: President
                                                    ----------------------------

STATE OF MARYLAND    )
                                    :  ss.
COUNTY OF BALTIMORE  )

         On this 30th day of August, in the year 2000, before me, a Notary Public, personally appeared L. Peter Larson, known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as President or on behalf of the corporation therein named and acknowledged to me that the corporation executed it.


[Notary stamp here]                /s/ Terry Bassett
                                   ----------------------------
                                   Notary Public

Schedule 5.01  Telkonet Organization

Schedule 5.03  Telkonet Articles of Incorporation, Bylaws and Minutes

Schedule 5.05  Telkonet Affiliates

                   Schedule 5.08 Telkonet Financial Statements

         Schedule 5.09 Telkonet Adverse Changes

         Schedule 5.16 Telkonet Intellectual Property

         Schedule 5.18 Telkonet Contracts

                         Schedule 6.04 Comstock and CAC
                 Articles of Incorporation, By-Laws and Minutes

Schedule 6.09 Comstock Financial Statements

                          Schedule 6.13 Comstock Taxes



                                       49